UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2004

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2004, Corinthian Colleges, Inc. (the "Company") entered into an employment agreement with Jack D. Massimino, pursuant to which Mr. Massimino will serve as the Company’s President and Chief Executive Officer. Mr. Massimino has been a member of the Company’s Board of Directors since the completion of the Company's initial public offering in February 1999, and has served as the chairman of the Audit Committee and a member of the Compensation Committee of the Company’s Board of Directors. He will remain a member of the Board of Directors, but will no longer serve on the Audit or Compensation Committees.

The following summary of Mr. Massimino’s employment agreement is qualified in its entirety by reference to the text of the employment agreement, a copy of which is filed as an exhibit to this report.

The employment agreement has an initial term of two years and, in the absence of advance written notice by either party to the other, will be automatically extended for an additional year on each anniversary of the effective date of the employment agreement. The maximum term of the employment agreement, even with the automatic extensions, is five years.

The employment agreement provides for the payment of an annual base salary of not less than $600,000. The amount of the base salary will be reviewed annually by the Compensation Committee. The base salary can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees (defined in the employment agreement as all employees of the Company who have the title of Executive Vice President or above). Mr. Massimino is also entitled to participate in and be covered by all bonus, incentive and other employee health, insurance, 401K and other plans and benefits currently established for the employees of the Company. In addition, the employment agreement provides Mr. Massimino with vacation benefits of no less than three weeks per year and reimbursement of all business expenses. If the Company terminates Mr. Massimino’s employment without cause, or if Mr. Massimino terminates his employment under certain circumstances set forth in the employment agreement, then Mr. Massimino shall be entitled to a lump sum payment equal to one times the value of his annual base salary under the employment agreement plus one times the value of his average annual bonus under any bonus plan or arrangement with the Company for the previous two fiscal years.

In the event of a change-in-control of the Company (as defined in the employment agreement), Mr. Massimino would be entitled to receive a payment equal to two times the value of his annual base salary under the employment agreement plus two times the value of his average annual bonus under any bonus plan or arrangement with the Company for the previous two fiscal years.

Mr. Massimino will also receive the following benefits under the Company’s 2003 Performance Award Plan (the "2003 Plan"):
• A target bonus for fiscal 2005 of 125% of his annual base salary, with a maximum bonus for fiscal 2005 of 187.5% of his annual salary;
• An initial stock option for 350,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, vesting one-quarter per year over four years; and
• A restricted stock unit award for 50,000 restricted stock units, vesting one-quarter per year over four years.

On November 19, 2004, the Company also adopted the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the "New-Hire Plan"). The New-Hire Plan provides the Company with additional flexibility to grant stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards. The Company also maintains the 2003 Plan. The 2003 Plan was approved by stockholders in 2003 and also generally provides the Company with flexibility to grant these types of stock-based awards.

The Board of Directors determined that the number of shares that remained available for award grant purposes under the 2003 Plan did not provide sufficient flexibility for the Company to structure future award grants to directors and employees. Accordingly, the Board of Directors approved the New-Hire Plan and authorized a maximum of 1,000,000 shares of Company common stock for award grant purposes under that plan.

The New-Hire Plan will be administered by the Compensation Committee of the Company's Board of Directors. Awards may be granted under the New-Hire Plan only as an inducement material to the award recipient's entering into employment with the Company and only if the recipient was not previously an employee or director of the Company (or following a bona fide period of non-employment). The Compensation Committee will determine the type(s) of awards to be granted under the New-Hire Plan, the purchase price for any awards or the shares of common stock subject to an award, the vesting schedule (if any) applicable to each award, the term of each award, and the other terms and conditions of each award, in each case subject to the express limitations of the New-Hire Plan.

The foregoing summary of the New-Hire Plan is qualified in its entirety by reference to the text of the New-Hire Plan, a copy of which is filed as an exhibit to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 18, 2004, David G. Moore stepped down as the Company’s Chief Executive Officer in connection with the appointment of Mr. Massimino as the Company’s new Chief Executive Officer and President. Mr. Moore remains the Chairman of the Company’s Board of Directors.

On November 18, 2004, Dennis N. Beal retired as the Company’s Executive Vice President and Chief Financial Officer.

(c) On November 17, 2004, the Company’s Board of Directors appointed Jack D. Massimino, a member of the Company’s Board of Directors, to serve as the Company’s Chief Executive Officer and President.

Mr. Massimino, 55, has been a member of the Company’s Board of Directors since the completion of the Company's initial public offering in February 1999, and has served as the chairman of the Audit Committee and a member of the Compensation Committee of the Company’s Board of Directors. He will remain a member of the Board of Directors, but will no longer serve on the Audit or Compensation committees. From 1995 until its acquisition in 1997, Mr. Massimino served as president and chief executive officer of Talbert Medical Management Corporation, a publicly traded physician practice management company. Prior to his association with Talbert in 1995, Mr. Massimino was executive vice president and chief operations officer of FHP International Corporation, a multi-state, publicly traded HMO that he joined in 1988. Previously, he held other executive positions in the healthcare industry starting in the mid-1970s. Mr. Massimino received a Bachelor of Arts in Psychology from California Western University and earned a Master's Degree in Management from the American Graduate School for International Management. He has served on several boards, including Talbert Medical Management Corporation, FHP, Inc., Texas Health Plans, Great States Insurance Company, Art Institute of Southern California, Thunderbird World Business Advisory Council and the Orange County Business Committee for the Arts.

See disclosure under Item 1.01 above for the material terms of Mr. Massimino’s employment agreement and other material terms of his employment.

On November 18, 2004, the Company announced that Robert C. Owen, the Company’s Controller, will serve as the Company’s interim Chief Financial Officer while a search is conducted for a permanent successor. Mr. Owen, 43, has served as the Company’s Controller since he joined the Company in November 2003. From July 2000 until November 2003, Mr. Owen was employed by Princess Cruises as its vice president and controller. From December 1994 until July 2000, Mr. Owen was employed by Royal Caribbean as its director of planning and its assistant controller. Mr. Owen, a Certified Public Accountant, graduated with a Bachelor of Business Administration degree in Accounting from Florida Atlantic University.

Mr. Owen is an employee at-will and currently receives a base salary at an annual rate of $205,000. Mr. Owen is eligible to participate in the Company’s benefit plans that are available to employees of the Company generally.

A copy of the press release announcing the foregoing management changes is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

November 22, 2004	By:	Jack D. Massimino

Name: Jack D. Massimino
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated November 19, 2004, between Corinthian Colleges, Inc. and Jack D. Massimino.
10.2	Corinthian Colleges, Inc. 2004 New-Hire Award Plan.
10.2.1	Form of Option Agreement under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan.
10.2.2	Form of Restricted Stock Unit Award Agreement under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan.
99.1	Text of press release of Corinthian Colleges, Inc., issued November 18, 2004.